Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal Second Quarter 2024

Revenue of $54.7 million exceeds guidance

Advertising revenue per attendee reaches $0.56, surpassing 2019 levels

National advertising revenue per attendee up 37% year-over-year

Centennial, CO - August 5, 2024 - National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member and owner of approximately 100% National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising network reaching movie audiences in the U.S., today announced its consolidated results for the fiscal second quarter ended June 27, 2024.

“The second quarter of 2024 highlighted our continued strong performance across the key metrics of inventory utilization and monetization, with advertising revenue per attendee reaching $0.56, marking the highest second quarter advertising revenue per attendee since 2017,” said Tom Lesinski, CEO of NCM. “NCM’s industry-leading platform continues to outperform the box office recovery, as category-leading advertisers turn to NCM to reach young, diverse audiences at an unmatched scale. As we look toward the strong slate ahead in the second half of the year and into 2025, we are confident in the box office’s resurgence and in NCM’s ability to capitalize on this momentum.”

Q2 2024 NCM LLC Results1

Total revenue for the second quarter ended June 27, 2024 decreased 15.1% to $54.7 million as compared to $64.4 million for the second quarter of 2023. Operating loss increased to $9.3 million for the second quarter of 2024 from $2.2 million for the second quarter of 2023. Adjusted OIBDA, a non-GAAP measure, decreased to $7.6 million for the second quarter of 2024 from $12.5 million for the second quarter of 2023, as adjusted to exclude workforce reorganization costs, satellite transition costs and legal and advisor fees related to the Cineworld proceeding and NCM LLC’s Chapter 11 case, each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission. See the table at the end of this release for the reconciliation to the closest GAAP basis measurement.

Total revenue for the six months ended June 27, 2024 decreased 7.3% to $92.1 million as compared to $99.3 million for the six months ended June 29, 2023. Operating loss decreased to $32.0 million for the six months ended June 27, 2024 from $32.8 million for the six months ended June 29, 2023. Adjusted OIBDA, a non-GAAP measure, increased to $1.9 million for six months ended June 27, 2024 from $1.6 million for the six months ended June 29, 2023, as adjusted to exclude workforce reorganization costs, satellite transition costs and legal and advisor fees related to the Cineworld proceeding and NCM LLC’s Chapter 11 case, each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission. See the table at the end of this release for the reconciliation to the closest GAAP basis measurement.

Q2 2024 Consolidated Results

Total revenue for the second quarter ended June 27, 2024 increased 269.6% to $54.7 million as compared to $14.8 million for the second quarter of 2023. Operating loss increased to $9.3 million for the second quarter of 2024 from $4.9 million for the second quarter of 2023. Net loss for the second quarter of 2024 was $8.7 million, or negative $0.09 per diluted share, compared to net income of $545.3 million, or $31.33 per diluted share, for the second quarter of 2023.

Total revenue for the six months ended June 27, 2024 increased 85.3% to $92.1 million as compared to $49.7 million for the six months ended June 29, 2023. Operating loss decreased to $32.0 million for the six months ended June 27, 2024,

1With respect to operating data, all activity during NCM LLC’s financial restructuring from April 11, 2023, to August 7, 2023, when NCM LLC was deconsolidated from NCM, Inc., represents activity and balances for NCM, Inc. standalone. All activity and balances prior to the deconsolidation of NCM LLC on April 11, 2023, and after the reconsolidation of NCM LLC on August 7, 2023, represent NCM, Inc. consolidated, inclusive of NCM LLC. The operating results for NCM LLC, which management believes better represent the Company's historical consolidated performance, are presented within the body of this release.

from $35.5 million for the six months ended June 29, 2023. Net loss for the six months ended June 27, 2024 was $43.4 million, or negative $0.45 per diluted share, compared to net income of $499.8 million, or $28.32 per diluted share, for the six months ended June 29, 2023.

Q3 2024 Outlook

For the third quarter of 2024, NCM LLC expects to earn total revenue of $56.0 million to $58.0 million, compared to NCM LLC’s total revenue for the third quarter 2023 of $69.6 million, and Adjusted OIBDA in the range of $6.0 million to $8.0 million for the third quarter of 2024, compared to NCM LLC’s Adjusted OIBDA for the third quarter 2023 of $11.3 million.

Supplemental Information

Integration and other encumbered theater payments due primarily from AMC associated with Carmike Theaters for NCM LLC for the quarter ended June 27, 2024, and June 29, 2023, and the six months ended June 27, 2024, and June 29, 2023, were $0.8 million, $0.9 million, $1.0 million and $1.2 million, respectively. These payments were recorded as a reduction of an intangible asset on the Balance Sheet and are not included in operating results or Adjusted OIBDA.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties, August 5, 2024, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-877-300-8521 or, for international participants, 1-412-317-6026. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, August 19, 2024, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671, and entering conference ID 10191034.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is America’s Movie Network. As the largest cinema advertising network in the U.S., we unite brands with young, diverse audiences through the power of movies and popular culture. NCM’s Noovie® pre-show is presented exclusively in 42 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 18,200 screens in over 1,400 theaters in 195 Designated Market Areas® (all of the top 50). NCM Digital and Digital-Out-Of-Home (DOOH) go beyond the big screen, extending in-theater campaigns into online, mobile, and place-based marketing programs to reach entertainment audiences. NCM is the managing member and owner of approximately 100% of and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates; 5)inability to implement or achieve new revenue opportunities; 6) failure to realize the anticipated benefits of the post-showtime inventory in our network; 7) technological changes and innovations; 8) economic conditions, including the level of expenditures on and perception of cinema advertising; 9) our ability to renew or replace expiring advertising and content contracts; 10) the ongoing effects of NCM LLC’s recent emergence from bankruptcy; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; and 12) fluctuations in and timing of operating costs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2023, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based payment costs, workforce reorganization costs, satellite transition costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park	Amy Tunick
investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2024	June 29, 2023	June 27, 2024	June 29, 2023
REVENUE	$54.7	$14.8	$92.1	$49.7
OPERATING EXPENSES:
Network operating costs	3.7	0.5	7.3	4.4
ESA Parties and network affiliate fees	26.7	4.5	49.2	28.3
Selling and marketing costs	9.6	1.1	19.6	10.6
Administrative and other costs	13.4	12.5	26.9	33.3
Depreciation expense	1.1	0.2	2.2	1.5
Amortization expense	9.5	0.9	18.9	7.1
Total	64.0	19.7	124.1	85.2
OPERATING LOSS	(9.3)	(4.9)	(32.0)	(35.5)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	0.4	3.1	0.9	27.1
Interest income	(0.7)	—	(1.1)	—
Loss on re-measurement of the payable under the tax receivable agreement	—	4.0	12.2	3.4
Gain on deconsolidation of NCM LLC	—	(557.7)	—	(557.7)
Other non-operating (income) expense, net	(0.3)	0.4	(0.6)	0.4
Total	(0.6)	(550.2)	11.4	(526.8)
(LOSS) INCOME BEFORE INCOME TAXES	(8.7)	545.3	(43.4)	491.3
Income tax expense	—	—	—	—
CONSOLIDATED NET (LOSS) INCOME	(8.7)	545.3	(43.4)	491.3
Less: Net loss attributable to noncontrolling interests	—	—	—	(8.5)
NET (LOSS) INCOME ATTRIBUTABLE TO NCM, INC.	$(8.7)	$545.3	$(43.4)	$499.8

NET (LOSS) INCOME PER NCM, INC. COMMON SHARE
Basic	$(0.09)	$31.33	$(0.45)	$31.28
Diluted	$(0.09)	$31.33	$(0.45)	$28.32

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	96,409,830	17,405,864	96,664,241	15,978,331
Diluted	96,409,830	17,405,864	96,664,241	17,349,139

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited

($ in millions)

	As of
	June 27, 2024	December 28, 2023
Cash, cash equivalents and restricted cash	$56.8	$37.6
Receivables, net	$50.7	$96.6
Property and equipment, net	$15.8	$15.8
Total assets	$527.2	$567.7
Borrowings, gross	$10.0	$10.0
Total equity	$387.9	$434.5
Total liabilities and equity	$527.2	$567.7

NATIONAL CINEMEDIA, LLC

Operating Data

Unaudited

	Three Months Ended
	June 27, 2024	June 29, 2023
Total Screens (100% Digital) at Period End (1)(5)	18,279	19,462
ESA Party Screens at Period End (2)(5)	9,552	9,533

	Three Months Ended		Six Months Ended
	June 27, 2024	June 29, 2023	June 27, 2024	June 29, 2023
Total Attendance for Period (3)(5) (in millions)	92.8	134.9	168.6	224.9
ESA Party Attendance for Period (4)(5) (in millions)	57.6	78.1	104.7	129.6
Capital Expenditures (6) (in millions)	$1.0	$1.0	$2.3	$1.7

(1)
Represents the total screens within NCM LLC’s advertising network.
(2)
Represents the total ESA Party screens.
(3)
Represents the total attendance within NCM LLC’s advertising network.
(4)
Represents the total attendance within NCM LLC’s advertising network in theaters operated by the ESA Parties.
(5)
Excludes screens and attendance associated with certain AMC Carmike theaters for each period presented.
(6)
Includes certain other implementation costs associated with cloud computing arrangements.

NATIONAL CINEMEDIA, LLC

Operating Data

Unaudited

($ in millions)

	Three Months Ended		Six Months Ended
	June 27, 2024	June 29, 2023	June 27, 2024	June 29, 2023
Revenue breakout:
National advertising revenue	$41.7	$44.3	$71.2	$66.8
Local and regional advertising revenue	9.8	13.4	15.0	21.4
ESA Party advertising revenue from beverage concessionaire agreements	3.2	6.7	5.9	11.1
Total advertising revenue (excluding beverage)	$54.7	$64.4	$92.1	$99.3

Other operating data:
Operating loss	$(9.3)	$(2.2)	$(32.0)	$(32.8)
Adjusted OIBDA (1)	$7.6	$12.5	$1.9	$1.6
Adjusted OIBDA margin (1)	13.9%	19.4%	2.1%	1.6%

(1)
Adjusted OIBDA, Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, LLC

Non-GAAP Reconciliations

Unaudited

Adjusted OIBDA and Adjusted OIBDA Margin

Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.

Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude amortization of intangibles, non-cash share-based payment costs, workforce reorganization costs, satellite transition costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amounts of amortization of intangibles, non-cash share-based compensation programs, impairment of long-lived assets, workforce reorganization costs, satellite transition costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.

Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amounts of amortization of intangibles, non-cash share-based compensation programs, workforce reorganization costs, satellite transition costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.

A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s depreciation, amortization of intangibles, non-cash share-based payment costs, workforce reorganization costs, satellite transition costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.

The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles NCM LLC's operating loss to Adjusted OIBDA for the periods presented (dollars in millions):

	Three Months Ended		Six Months Ended
	June 27, 2024	June 29, 2023	June 27, 2024	June 29, 2023
Operating loss	$(9.3)	$(2.2)	$(32.0)	$(32.8)
Depreciation expense	1.1	1.3	2.2	2.5
Amortization expense	9.5	6.2	18.9	12.5
Share-based compensation costs (1)	3.5	1.2	6.1	2.7
Workforce reorganization costs (2)	1.4	—	2.9	—
Satellite transition costs (3)	0.3	—	0.3	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (4)	1.1	6.0	3.5	16.7
Adjusted OIBDA	$7.6	$12.5	$1.9	$1.6
Total revenue	$54.7	$64.4	$92.1	$99.3
Adjusted OIBDA margin	13.9%	19.4%	2.1%	1.6%

Adjusted OIBDA	$7.6	$12.5	$1.9	$1.6
Integration and encumbered theater payments	0.8	0.9	1.0	1.2
Adjusted OIBDA after integration and encumbered theater payments	$8.4	$13.4	$2.9	$2.8

(1)
Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables as shown in the following table (dollars in millions).

	Three Months Ended		Six Months Ended
	June 27, 2024	June 29, 2023	June 27, 2024	June 29, 2023
Share-based compensation costs included in network costs	$0.2	$0.1	$0.3	$0.3
Share-based compensation costs included in selling and marketing costs	0.4	0.3	0.8	0.6
Share-based compensation costs included in administrative and other costs	2.9	0.8	5.0	1.8
Total share-based compensation costs	$3.5	$1.2	$6.1	$2.7

(2)
Workforce reorganization costs represents redundancy costs associated with changes to the Company’s workforce primarily implemented during the first quarter of 2024.
(3)
One time costs of transitioning satellite providers in the second quarter of 2024.
(4)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related litigation during the first and second quarter of 2024, as well as retention related expenses and retainers to the members of the special and restructuring committees of the Company's Board of Directors.